      As filed with the Securities and Exchange Commission on May 11, 2005

                           Registration No. 333-120411

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 6
                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         VYTERIS HOLDINGS (NEVADA), INC.
                   (formerly Treasure Mountain Holdings, Inc.)
           (Name of small business issuer as specified in its charter)

         Nevada                        2834                      84-1394211
(State or jurisdiction of    Primary Standard Industrial     (I.R.S. Employer
      incorporation)         Classification Code Number)    Identification no.)
                                                             or organization)

                               13-01 Pollitt Drive
                           Fair Lawn, New Jersey 07410
                                  201-703-2299
                        (Address and telephone number of
                          principal executive offices)

                               13-01 Pollitt Drive
                           Fair Lawn, New Jersey 07410
                   (Address of principal place of business or
                      intended principal place of business)

                             Mr. Michael McGuinness
                             Chief Financial Officer
                         Vyteris Holdings (Nevada), Inc.
                               13-01 Pollitt Drive
                           Fair Lawn, New Jersey 07410
                                  201-703-2299
                       (Name, address and telephone number
                              of agent for service)

                                 with a copy to

                            Peter H. Ehrenberg, Esq.
                              Lowenstein Sandler PC
                              65 Livingston Avenue
                           Roseland, New Jersey 07068
                                 (973) 597-2500

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                        CALCULATION OF REGISTRATION FEE


                                                                 Proposed
                                                                 Maximum         Proposed         Dollar
                                                                 Offering        Maximum        Amount of
   Title of each  class of  securities      Amount to be        Price Per       Aggregate      Registration
   to be registered                          Registered            Unit       Offering Price       Fee

   Vyteris Holdings (Nevada), Inc.        12,960,174 sh (1)      $3.04(2)      $ 39,398,929    $ 4,992 (3)
   Common Stock, par value $.001
   per share

(1) Includes up to 5,140,554 shares of common stock issuable upon exercise of warrants and such indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to the anti-dilution provisions of such warrants and by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of Vyteris Holdings (Nevada), Inc. common stock.

(2) There is no active market for the common stock of Vyteris Holdings (Nevada), Inc. The maximum offering price is based upon the per share price paid in a recent private transaction for securities which were converted into shares of Vyteris Holdings (Nevada), Inc. common stock upon consummation of the merger of a subsidiary of Vyteris Holdings (Nevada), Inc. with and into Vyteris, Inc.

(3) Previously paid in connection with prior filings.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE

        This Amendment No. 6 amends and supplements the Registration Statement (the "REGISTRATION STATEMENT") on Form SB-2 (No. 333-120411) filed with the Securities and Exchange Commission by Vyteris Holdings (Nevada), Inc., relating to the registration of shares of Vyteris Holdings common stock that may be offered for resale by the selling stockholders named therein and their transferees. Terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

        The sole purpose of this Amendment No. 6 is to amend Item 27.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Nevada Corporation Code grants to Vyteris Holdings the power to indemnify the officers and directors of Vyteris Holdings, under certain circumstances and subject to certain conditions and limitations as stated therein, against all expenses and liabilities incurred by or imposed upon them as a result of suits brought against them as such officers and directors if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of Vyteris Holdings and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful.

        Article IX of the Vyteris Holdings Articles of Incorporation provides as follows:

        "To the fullest extent allowed by law, the directors and executive officers of the Corporation shall be entitled to indemnification from the Corporation for acts and omissions taking place in connection with their activities in such capacities."

        The registration rights agreement contains provisions pursuant to which each selling stockholder severally agrees to indemnify us, any person controlling us within the meaning of Section 15 of the Securities Act of 1933, or Section 20 of the Securities Exchange Act of 1934, each of our directors, and each officer of our company who signs this registration statement with respect to information relating to such selling stockholder furnished in writing to us by or on behalf of such selling stockholder specifically for inclusion in this registration statement.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered:


Item                                     Amount
----                                     ------

SEC registration fee                    $  4,577
Printing and engraving expenses           20,000
Legal fees and expense                   175,000
Accounting fees and expenses              50,000
Transfer agent and registrar fees          5,000
Miscellaneous                             25,423
                                        --------
       Total                            $280,000
                                        ========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

        During the three years preceding the filing of this registration statement, Vyteris Holdings sold shares of its capital stock in the following transactions, each of which was intended to be exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of that Act (all share amounts relating to Vyteris Holdings capital stock give effect to the one for ten reverse stock split effected on May 2, 2005):

        (1) During the past three years, Vyteris Holdings issued a total of 244,457 shares of its common stock to Lane Clissold and George Norman, both of whom were directors of Vyteris Holdings at the time and had access to all relevant information relating to Vyteris Holdings. These shares were issued to reimburse Messrs. Clissold and Norman for cash payments which were made to Vyteris Holdings' capital to sustain Vyteris Holdings during periods when Vyteris Holdings essentially had no other sources of capital. The shares were issued in the following years for the following purposes:

Year Ended
December 31,     Number of Shares         Purpose
------------     ----------------         -------

2002               28,457            Repayment of $28,457 loaned by Messrs.
                                     Clissold and Norman

2002               64,000            Repayment of $16,000 in expenses paid by
                                     Messrs. Clissold and Norman

2002               32,000            Repayment of $8,000 in expenses paid by
                                     Messrs. Clissold and Norman

2003              120,000            Repayment of $18,000 in expenses paid by
                                     Messrs. Clissold and Norman

2004                1,000            Reimbursement for services valued at $1,000
                                     rendered by Messrs. Clissold and Norman

The stock certificates representing all such shares bore restrictive legends.

        (2) On September 29, 2004, a wholly-owned subsidiary of Vyteris Holdings merged with and into Vyteris (the "Merger") pursuant to a Merger Agreement and Plan of Reorganization, dated as of July 8, 2004, as amended, by and among Vyteris Holdings, its wholly-owned subsidiary and Vyteris (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement: (i) each outstanding share of Vyteris' Common Stock was automatically converted into the right to receive 0.419 shares of Vyteris Holdings Common Stock, each outstanding share of Vyteris' Series C Convertible Preferred Stock, was automatically converted into one share of Vyteris Holdings' Series B Convertible Preferred Stock, par value $.0001 per share, and each option and warrant to purchase one or more shares of Vyteris Common Stock (an "Existing Option" or an "Existing Warrant") has been converted into an option or warrant to purchase one or more shares of Vyteris Holdings Common Stock (a "New Option" or a "New Warrant"). The number of shares of Vyteris Holdings Common Stock covered by each New Option or New Warrant equals the number of shares of Vyteris

Common Stock covered by the corresponding Existing Option or Existing Warrant multiplied by 0.419. The exercise price of each New Option or New Warrant equals the exercise price of the corresponding Existing Option or Existing Warrant divided by 0.419.

        Pursuant to the Merger Agreement, Vyteris Holdings issued 4,506,288 shares of its common stock, rights certificates for 14,446,358 shares of its common stock and rights certificates for 7,500,000 shares of its Series B Preferred Stock.

        The shares issued in the Merger were issued in a private placement of securities exempt from registration under the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act. Vyteris Holdings' reliance upon the exemption from registration afforded by Section 4(2) of the Act is premised on the following (covering all stockholders of Vyteris immediately prior to the consummation of the Merger):

        o In connection with Vyteris' approval of the Merger Agreement, a special meeting of Vyteris' stockholders was held. At that time, there were a total of 18 stockholders of record, consisting solely of five accredited investors and 13 employees and former employees (excluding employees who are accredited investors). Such accredited investors owned approximately 99% of the Vyteris Common Stock outstanding at the time of the special meeting and all of the Vyteris preferred stock outstanding at the time of the special meeting. Each of such former stockholders was advised, among other things, that (i) the shares of Vyteris Holdings capital stock issuable pursuant to the Merger would not, upon consummation of the Merger, be registered under the Act and may not be transferred in the absence of registration under the Act or an effective exemption from the registration requirements of the Act, (ii) the certificates representing the shares of Vyteris Holdings capital stock issuable pursuant to the Merger would bear a legend referring to such transfer restrictions and (iii) Vyteris Holdings' transfer agent would be instructed to enter stop transfer notations on its records with respect to the shares of Vyteris Holdings capital stock issuable pursuant to the Merger. At least twenty days prior to such special meeting, Vyteris delivered to all of its stockholders of record a notice of meeting and information statement containing detailed information regarding Vyteris, Vyteris Holdings and the Merger. All such stockholders of record were given the opportunity to meet with senior management to review the detailed information presented in the information statement.

        o Subsequent to the special meeting, seven current and former employees exercised stock options covering a total of 15,908 shares of Vyteris common stock at an aggregate exercise price of $12,158. Each of such employees has been advised that (i) the shares of Vyteris Holdings capital stock issuable pursuant to the Merger would not, upon consummation of the Merger, be registered under the Act and may not be transferred in the absence of registration under the Act or an effective exemption from the registration requirements of the Act, (ii) the certificates representing the shares of Vyteris Holdings capital stock issuable pursuant to the Merger would bear a legend referring to such transfer restrictions and (iii) Vyteris Holdings' transfer agent would be instructed to enter stop transfer notations on its records with respect to the shares of Vyteris Holdings' capital stock issuable pursuant to the Merger. Such optionees were not stockholders of record in time to have any vote on the Merger.

        o Subsequent to the special meeting, Vyteris issued a total of 8,497,500 shares of Vyteris Common Stock to the former holders of Bridge Notes issued during 2004 for aggregate gross proceeds of $8,497,500. Each of such holders is an accredited investor and was given memoranda containing detailed information regarding Vyteris and the terms of the offering. The Placement Agent in the offering was Spencer Trask Ventures, Inc., an affiliate of our controlling shareholder. Each of such holders was advised, among other things, that (i) the shares of Vyteris Holdings capital stock issuable pursuant to the Merger would not, upon consummation of the Merger, be registered under the Act and may not be transferred in the absence of registration under the Act or an effective exemption from the registration requirements of the Act, (ii) the certificates representing the shares of Vyteris Holdings capital stock issuable pursuant to the Merger would bear a legend referring to such transfer restrictions and (iii) Vyteris Holdings' transfer agent would be instructed to enter stop transfer notations on its records with respect to the shares of Vyteris Holdings capital stock issuable pursuant to the Merger. Such holders also received memoranda containing detailed information regarding Vyteris, Vyteris Holdings and the Merger.

        o Subsequent to the special meeting, Vyteris issued a total of 10,040,076 shares of Vyteris Common Stock and warrants covering an additional 5,020,038 shares of Vyteris Common Stock to investors and placement agents in a private placement of securities (the "Offering") for aggregate gross proceeds of approximately $15 million (including debt incurred in September 2004 which was subsequently converted into equity) that was consummated immediately prior to the consummation of the Merger. Each of the investors in the Offering and each of the placement agents, Spencer Trask Ventures, Inc. and Rodman & Renshaw, LLC, is an accredited investor. Each of the investors and placement agents executed an agreement in which they acknowledged, among other things, that (i) the securities issuable pursuant to the Offering would not, upon consummation of the Offering, be registered under the Act and may not be transferred in the absence of registration under the Act or an effective exemption from the registration requirements of the Act, (ii) the certificates representing the shares of capital stock issuable pursuant to the Offering would bear a legend referring to such transfer restrictions and (iii), in the case of the investors, the transfer agent would be instructed to enter stop transfer notations on its records with respect to the shares of capital stock issuable pursuant to the Offering. In connection with providing such agreements, the investors and placement agents received a memorandum containing detailed information regarding Vyteris, Vyteris Holdings, the Offering and the Merger.

        o Vyteris entered into agreements relating to a working capital credit facility immediately prior to the consummation of the Merger. In connection with that facility and as a commitment fee, Vyteris issued a total of 1,000,000 shares of Vyteris Common Stock to Spencer Trask Specialty Group, an accredited investor which was aware of all material aspects of the Offering and the Merger. Spencer Trask Specialty Group was advised, among other things, that (i) the shares of Vyteris Holdings capital stock issuable pursuant to the Merger would not, upon consummation of the Merger, be registered under the Act and may not be transferred in the absence of registration under the Act or an effective exemption from the registration requirements of the Act, (ii) the certificates representing the shares of Vyteris Holdings capital stock issuable pursuant to the Merger would bear a legend referring to such transfer restrictions and (iii) Vyteris Holdings' transfer agent would be instructed to enter stop transfer notations on its records with respect to the shares of Vyteris Holdings capital stock issuable pursuant to the Merger. Spencer Trask Specialty Group received memoranda containing detailed information regarding Vyteris, Vyteris Holdings and the Merger.

        o Similarly, prior to the consummation of the Merger, Becton Dickinson, as the holder of the outstanding Vyteris Series A Convertible Preferred Stock, exchanged those shares for 666,667 shares of Vyteris Common Stock and warrants to purchase an additional 166,667 shares of Vyteris Common Stock. At the same time, we converted $250,000 of debt into 166,667 shares of Vyteris common stock and warrants to purchase 41,666 shares of Vyteris common stock and paid Becton Dickinson approximately $300,000 in payment of the balance of our indebtedness to Becton Dickinson. Becton Dickinson, an accredited investor, executed an exchange agreement in which it acknowledged that (i) the shares of Vyteris Holdings capital stock issuable pursuant to the Merger would not, upon consummation of the Merger, be registered under the Act and may not be transferred in the absence of registration under the Act or an effective exemption from the registration requirements of the Act, (ii) the certificates representing the shares of Vyteris Holdings capital stock issuable pursuant to the Merger would bear a legend referring to such transfer restrictions and (iii) Vyteris Holdings' transfer agent would be instructed to enter stop transfer notations on its records with respect to the shares of Vyteris Holdings capital stock issuable pursuant to the Merger. Such holder had received a copy of the proxy statement relating to the special meeting containing detailed information regarding Vyteris, Vyteris Holdings and the Merger.

        o All communications with Vyteris stockholders regarding the above-mentioned matters were effected without any general solicitation or public advertising.

ITEM 27.  EXHIBITS

        2.1 Merger Agreement and Plan of Reorganization, dated as of July 8, 2004, by and among Treasure Mountain Holdings, Inc.("Treasure Mountain Holdings"), TMH Acquisition Corp. and Vyteris ("Vyteris") (1)

        2.2 Amendment No. 1, dated as of September 29, 2004, to the Merger Agreement and Plan of Reorganization, dated as of July 8, 2004, by and among Treasure Mountain Holdings, TMH Acquisition Corp. and Vyteris. (1)

        3.1 Articles of Incorporation, as amended, of Treasure Mountain Holdings (6)

        3.2     By-laws, as amended, of Treasure Mountain Holdings (1)

        5.1     Opinion of Hale Lane Peek Dennison and Howard (2)

        10.1    Employment Agreement between Vyteris and Vincent De Caprio (1)

        10.2    Employment Agreement between Vyteris and James Garrison (1)

        10.3    Treasure Mountain Holdings 2005 Stock Option Plan (3)

        10.4 Sublease Agreement between Vyteris and Becton Dickinson, dated November 10, 2000 (2)

        10.5 License, Development and Distribution Agreement, dated as of September 20, 2002 (4)(Y)

        10.6 License and Development Agreement, dated as of September 27, 2004 (4)(Y)

        10.7    Supply Agreement, dated as of September 27, 2004 (4)(Y)

        10.8    Registration Rights Agreement, dated as of September 29, 2004
                (1)

        10.9 Securities Purchase Agreement, dated as of September 28, 2004, between Vyteris and Spencer Trask Specialty Group, LLC (1)

        10.10   Security Agreement, dated as of September 28, 2004 (1)

        10.11 Finder's Agreement, dated as of March 31, 2004, between Vyteris and Spencer Trask Ventures, Inc. (1)

        10.12 Right of First Refusal Agreement, dated as of March 31, 2004, between Vyteris and Spencer Trask Ventures, Inc. (1)

        10.13 Placement Agency Agreement, dated as of March 19, 2004, between Vyteris and Spencer Trask Ventures, Inc. (1)

        10.14 Placement Agency Agreement, dated as of June 18, 2004, among Vyteris, Inc, Spencer Trask Ventures, Inc. and Rodman & Renshaw, LLC (1)

        10.15 Amendment No. 1, dated July 8, 2004, to Placement Agency Agreement, dated as of June 18, 2004, among Vyteris, Inc, Spencer Trask Ventures, Inc. and Rodman & Renshaw, LLC (1)

        10.16 Amendment No. 2, dated September 13, 2004, to Placement Agency Agreement, dated as of June 18, 2004, among Vyteris, Inc, Spencer Trask Ventures, Inc. and Rodman & Renshaw, LLC (1)

        10.17 Lease, dated December 14, 2004, between CK Bergen Holdings, L.L.C. and Vyteris, Inc. (5)

        10.18   Employment Agreement between Vyteris and C. Gregory Arnold (4)

        21.1    Subsidiaries of Treasure Mountain (1)

        23.1    Consent of Ernst & Young LLP (2)

        23.2    Consent of Madsen & Associates, CPA's Inc. (2)

        23.3    Consent of Hale Lane Peek Dennison and Howard (included in
                Exhibit 5.2)(2)

        24.1    Power of Attorney (1)

        24.2    Power of Attorney (2)


(1) Previously filed as an exhibit to the Registration Statement on Form SB-2 (333-120411) filed November 12, 2004.
(2) Filed with Amendment No 5. to the Registration Statement on Form SB-2 (333-120411) filed May 6, 2005.
(3) Incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K dated April 26, 2005.
(4) Previously filed as an exhibit to Amendment No. 4 to the Registration Statement on Form SB-2 (333-120411) filed April 15, 2005.
(5) Incorporated by reference to Exhibit 10.17 of the Registrants' Annual Report on Form 10-KSB for the year ended December 31, 2004.
(6) Filed with this Amendment No 6. to the Registration Statement on Form SB-2 (333-120411).
(Y) Portions of this document have been omitted and filed separately with the SEC pursuant to a request for confidential treatment in accordance with Rule 406 of the Securities Act.

ITEM 18. UNDERTAKINGS

(a)     The undersigned small business issuer hereby undertakes that it will:

        (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any additional or changed material information on the plan of distribution;

        (2) That, for determining liability under the Securities Act of 1933, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

        (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such a director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Fair Lawn, State of New Jersey, on this 11th day of May, 2005.


                         VYTERIS HOLDINGS (NEVADA), INC.


                                       By: /s/ Vincent De Caprio
                                           ---------------------
                                           Vincent De  Caprio, President and
                                           Chief Executive Officer


        In accordance with the requirements of the Securities Act of 1933, this Amendment No. 6 to the Registration Statement has been signed by the following persons in the capacities indicated on this 11th day of May, 2005.


NAME                              CAPACITY

/s/ Vincent De Caprio             President and Chief Executive Officer
----------------------
Vincent De Caprio

/s/  Donald F. Farley*            Director
----------------------
Donald F. Farley

/s/  David DiGiacinto*            Director
----------------------
David DiGiacinto

/s/ Patrick G. Lepore*            Director
----------------------
Patrick G. LePore

/s/ Russell O. Potts*             Director
----------------------
Russell O. Potts*

/s/ Solomon Steiner*              Director
----------------------
Solomon Steiner

/s/ Michael McGuinness            Principal Accounting and Financial Officer
----------------------
Michael McGuinness

*By: /s/ Michael McGuinness
    -----------------------
     Attorney-in-fact

                                  EXHIBIT INDEX

        2.1 Merger Agreement and Plan of Reorganization, dated as of July 8, 2004, by and among Treasure Mountain Holdings, Inc.("Treasure Mountain Holdings"), TMH Acquisition Corp. and Vyteris ("Vyteris") (1)

        2.2 Amendment No. 1, dated as of September 29, 2004, to the Merger Agreement and Plan of Reorganization, dated as of July 8, 2004, by and among Treasure Mountain Holdings, TMH Acquisition Corp. and Vyteris. (1)

        3.1 Articles of Incorporation, as amended, of Treasure Mountain Holdings (6)

        3.2     By-laws, as amended, of Treasure Mountain Holdings (1)

        5.1     Opinion of Hale Lane Peek Dennison and Howard (2)

        10.1    Employment Agreement between Vyteris and Vincent De Caprio (1)

        10.2    Employment Agreement between Vyteris and James Garrison (1)

        10.3    Treasure Mountain Holdings 2005 Stock Option Plan (3)

        10.4 Sublease Agreement between Vyteris and Becton Dickinson, dated November 10, 2000 (2)

        10.5 License, Development and Distribution Agreement, dated as of September 20, 2002 (4)(Y)

        10.6 License and Development Agreement, dated as of September 27, 2004 (4)(Y)

        10.7    Supply Agreement, dated as of September 27, 2004 (4)(Y)

        10.8    Registration Rights Agreement, dated as of September 29, 2004(1)

        10.9 Securities Purchase Agreement, dated as of September 28, 2004, between Vyteris and Spencer Trask Specialty Group, LLC (1)

        10.10   Security Agreement, dated as of September 28, 2004 (1)

        10.11 Finder's Agreement, dated as of March 31, 2004, between Vyteris and Spencer Trask Ventures, Inc. (1)

        10.12 Right of First Refusal Agreement, dated as of March 31, 2004, between Vyteris and Spencer Trask Ventures, Inc. (1)

        10.13 Placement Agency Agreement, dated as of March 19, 2004, between Vyteris and Spencer Trask Ventures, Inc. (1)

        10.14 Placement Agency Agreement, dated as of June 18, 2004, among Vyteris, Inc, Spencer Trask Ventures, Inc. and Rodman & Renshaw, LLC (1)

        10.15 Amendment No. 1, dated July 8, 2004, to Placement Agency Agreement, dated as of June 18, 2004, among Vyteris, Inc, Spencer Trask Ventures, Inc. and Rodman & Renshaw, LLC (1)

        10.16 Amendment No. 2, dated September 13, 2004, to Placement Agency Agreement, dated as of June 18, 2004, among Vyteris, Inc, Spencer Trask Ventures, Inc. and Rodman & Renshaw, LLC (1)

        10.17 Lease, dated December 14, 2004, between CK Bergen Holdings, L.L.C. and Vyteris, Inc. (5) 10.18 Employment Agreement between Vyteris and C. Gregory Arnold. (4)

        21.1    Subsidiaries of Treasure Mountain (1)

        23.1    Consent of Ernst & Young LLP (2)

        23.2    Consent of Madsen & Associates, CPA's Inc. (2)

        23.3    Consent of Hale Lane Peek Dennison and Howard (included in
                Exhibit 5.2) (2)

        24.1    Power of Attorneys (1)

        24.2    Power of Attorney (2)


(1) Previously filed as an exhibit to the Registration Statement on Form SB-2 (333-120411) filed November 12, 2004.
(2) Filed with Amendment No 5. to the Registration Statement on Form SB-2 (333-120411) filed May 6, 2005.
(3) Incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K dated April 26, 2005.
(4) Previously filed as an exhibit to Amendment No. 4 to the Registration Statement on Form SB-2 (333-120411) filed April 15, 2005.
(5) Incorporated by reference to Exhibit 10.17 of the Registrants' Annual Report on Form 10-KSB for the year ended December 31, 2004.
(6) Filed with this Amendment No 6. to the Registration Statement on Form SB-2 (333-120411).
(Y) Portions of this document have been omitted and filed separately with the SEC pursuant to a request for confidential treatment in accordance with Rule 406 of the Securities Act.